Exhibit 10.11

Master Securities Forward Transaction Agreement

Dated as of	March 18, 2009

Between:	GMAC INVESTMENT MANAGEMENT LLC

and	GMAC MORTGAGE, LLC

1.	Applicability

From time to time the parties hereto may enter into transactions for the purchase or sale of mortgage-backed and other asset-backed securities and such other securities as may be set forth in Annex I hereto (“Securities”), including pursuant to when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of Securities. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, and in any other annexes identified herein or therein as applicable hereunder.

2.	Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days; (iii) the making by such party of a general assignment for the benefit of creditors; or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Business Day”, any day on which the Federal Reserve Bank of New York and the government securities markets are open for business, or such other day as may be specified by the parties in Annex I hereto;

July 1996 ¡ Master Securities Forward Transaction Agreement ¡ 1

(c)	“Buyer”, the party purchasing the Securities;

(d)	“Collateral”, the meaning specified in Paragraph 4 hereof;

(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)	“Forward Collateral”, the meaning specified in an annex hereto;

(g)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(h)	“Seller”, the party selling the Securities;

(i)	“Settlement Date”, the date agreed upon by the parties for the payment of funds and the delivery of the Securities; and

(j)	“Trade Date”, the date on which the parties enter into a Transaction.

3.	Initiation and Confirmation

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either party and shall be legally binding from the moment such agreement is made.

(b)	Upon agreeing to enter into a Transaction hereunder, one or both parties, as shall be agreed, shall promptly deliver to the other party a confirmation, in writing or as otherwise agreed and in accordance with market practice, of each Transaction (a “Confirmation”). The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the parties with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

4.	Security Interest

Any party obligated to provide Forward Collateral pursuant to an annex hereto (“Pledgor”) hereby grants to the other party (“Pledgee”) a continuing first security interest in and right of setoff against all Forward Collateral and all other securities, money and other property, and all proceeds of any of the foregoing, now or hereafter delivered by or on behalf of Pledgor to Pledgee, held or carried by Pledgee for the account of Pledgor or due from Pledgee to Pledgor (collectively, the “Collateral”), as security for the payment and performance by Pledgor of all obligations of Pledgor to Pledgee under this Agreement (the “Secured Obligations”). Pledgee shall be entitled to repledge or assign any and all Collateral to secure loans or other extensions of credit to Pledgee or other of its obligations, which obligations may be in amounts greater than, and may extend for periods of time longer than, the periods during which Pledgee is entitled to Collateral as security for the obligations of Pledgor; provided, however, that no such transaction shall relieve Pledgee of its obligations to transfer Collateral to Pledgor pursuant to Paragraph 7 of this Agreement or any annex hereto.

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5.	Payment and Transfer; Market Practice

(a)	Unless otherwise mutually agreed, each Transaction shall be settled on a delivery-versus-payment basis and payment shall be made in immediately available funds to Seller or upon Seller’s order. None of Seller’s property interest in the Securities shall pass to Buyer until such delivery and payment are made. Transfers of funds and Securities shall be made to such accounts as the parties shall agree with respect to a Transaction. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

(b)	Each party will comply with, and this Agreement and each Transaction is subject to, including with regard to settlement, the market practice for the type of Transaction involved, including provisions of the Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities applicable to transactions in certain securities between members of the The Bond Market Association (the “Association”), as currently in effect, or successor provisions thereto (the “Uniform Practices”), regardless of whether both parties are members of the Association, to the extent that such market practice (including the Uniform Practices) does not conflict with the terms of this Agreement or any Confirmation for any Transaction.

6.	Representations

Each party represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal); (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Trade Date for any Transaction each party shall be deemed to repeat all of the foregoing representations made by it.

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7.	Events of Default

In the event that (i) either party fails to make on the Settlement Date of any Transaction any payment of funds or any delivery of Securities required pursuant to such Transaction; (ii) an Act of Insolvency occurs with respect to either party; (iii) any representation made by either party shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or (iv) either party shall admit to the other its inability to, or its intention not to, perform its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and without prior notice to the defaulting party; (i) cancel and otherwise liquidate and close out any and all Transactions, whereupon the defaulting party shall be liable to the nondefaulting party for any resulting loss, damage, cost and expense; (ii) set off any obligation, including any obligation with respect to securities, money or other property, of the nondefaulting party to the defaulting party against any of the defaulting party’s obligations to the nondefaulting party hereunder; (iii) (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all noncash Collateral and apply the proceeds thereof and the amount of any cash Collateral to the Secured Obligations or (B) in its sole discretion elect, in lieu of selling all or a portion of such noncash Collateral, to give the defaulting party credit for such noncash Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source; and (iv) take any other action necessary or appropriate to protect and enforce its rights and preserve the benefits of its bargain under this Agreement and any Transaction. The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of its option to declare an Event of Default as promptly as practicable.

(b)	Any Collateral held by the defaulting party, together with any income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party; (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any securities Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder; or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.

(c)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default; (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default; and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(d)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party; or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 7(d) shall be at a rate equal to the Prime Rate.

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(e)	Unless otherwise provided in Annex I, the parties acknowledge and agree that (i) securities included in the Collateral are instruments traded in a recognized market; (ii) in the absence of a generally recognized source for prices or bid or offer quotations for any such securities Collateral or any Securities, the nondefaulting party may establish the source therefor in its sole discretion; and (iii) all prices, bids and offers shall be determined together with accrued principal and/or interest thereon (except to the extent contrary to market practice with respect to the relevant securities).

(f)	The nondefaulting party shall have all of the rights and remedies provided to a secured party under the New York Uniform Commercial Code and, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

8.	Single Agreement

The parties acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of the parties agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder; (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder; and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any such Transaction hereunder, and the obligations to make such payments, deliveries and other transfers may be applied against each other and netted.

9.	Risk of Loss

The risk of loss of engaging in when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of securities can be substantial. Each party should carefully consider when such transactions are suitable for its financial condition, its investment objectives and any legal or regulatory restrictions placed upon it and whether the party has the operational resources in place to monitor the associated risks and contractual obligations over the term of the Transaction. A primary risk of such transactions is that the market value of the securities on the Settlement Date or at any time during the term of the Transaction could vary substantially from the price at which such securities are purchased or sold due to such factors as market-price fluctuations and interest-rate movements occurring between the Trade Date and the Settlement Date. A second risk is that on the Settlement Date one party to such a transaction may be unable to perform, resulting in substantial loss, including the possible loss of any Collateral held by the defaulting party. A third risk is that a party may from time to time take proprietary positions and/or make a market in securities identical or economically related to Transactions entered into with the other party. A party may also undertake proprietary activities, including hedging transactions related to the initiation or termination of a Transaction, that may adversely affect the market price, rate, index or other market factors underlying a Transaction and consequently the value of the Transaction. Finally, another risk relates to the requirements that may be imposed under an annex hereto that Forward Collateral be deposited at the Trade Date or periodically thereafter as the markets move against a party’s position. A party’s inability to meet a demand for such Forward Collateral, at times on short notice, may result in closing out of Transactions and losses to that party. This brief statement does not disclose all of the risks and other material considerations

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of such transactions. Accordingly, before engaging in Transactions, each party should consult its own business, legal, tax and accounting advisers with respect to the proposed Transaction and examine the contractual arrangements contained herein carefully to determine all risks and whether the Transaction is appropriate for that party. Each party agrees that the other party is not acting as a fiduciary or an advisor for it in respect of this Agreement or any Transaction.

10.	Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

11.	Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of Securities. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

12.	Nonassignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)	Subparagraph (a) of this Paragraph 12 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 7 hereof.

13.	Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

14.	No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

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15.	Use of Employee Plan Assets

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

16.	Intent

(a)	The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

(b)	It is understood that either party’s right to cancel Transactions hereunder or to exercise any other remedies pursuant to Paragraph 7 hereof is a contractual right to liquidate such Transaction as described in Section 555 of Title 11 of the United States Code, as amended.

(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as that term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder.

(d)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDIClA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

GMAC INVESTMENT MANAGEMENT LLC		GMAC MORTGAGE, LLC

By:	/s/ Melissa Melvin	By:	/s/ Michael Rowan
Title:	Melissa Melvin, Asst. Secty.	Title:	Michael Rowan Vice President
Date:	March 18, 2009	Date:	March 18, 2009

July 1996 ¡ Master Securities Forward Transaction Agreement ¡ 7

EXECUTION COPY

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Securities Forward Transaction Agreement dated as of March 18, 2009 (the “Agreement”) between GMAC Investment Management LLC (“GMAC IM”) and GMAC Mortgage, LLC (“GMAC Mortgage”). Capitalized terms used but not defined in this Annex I shall have the meaning ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form part of the Agreement and shall be applicable thereunder:

Annex III (Mark-to-Market Provisions).

Annex V (Guarantee and Master Netting Agreement).

2.	Definitions. The following shall be added to Paragraph 2 of the Agreement at the end thereof:

“(k) “Federal Funds Rate”, for any day, the Federal Funds (Effective) rate published in N.Y. Federal Reserve Statistical Release H.15(519) (or any successor publication) for that day; provided that if, for any reason, such rate should be unavailable the Interest Rate shall be such rate as the In-the-Money Party shall reasonably determine.

“(l) “Default” shall have the meaning set forth in Annex V.

“(m) “Underlying Master Agreement” shall have the meaning set forth in Annex V.”

3.	Settlement Date Mechanics. Notwithstanding the provisions of Paragraph 5 and the Uniform Practices, the parties agree that on each Settlement Date, settlement shall be initiated by GMAC Mortgage delivering the Securities the subject of the related Transaction(s) to GMAC IM without substantially contemporaneous transfer of payment, and that all of GMAC Mortgage’s right, title and interest in the Securities shall pass to GMAC IM immediately upon delivery, free and clear of any lien or right of redemption. GMAC IM will proceed to settle expeditiously its hedge transaction(s) for the related Transaction(s), and upon receipt of funds from its counterparty, will complete settlement of the Transaction by transfer of immediately-available funds to GMAC Mortgage. GMAC Mortgage agrees that GMAC IM’s obligation is to transfer settlement funds to GMAC Mortgage by the later of (x) the close of business on the Settlement Date, and (y) four (4) hours after completion of settlement by GMAC IM with its hedge counterparty, regardless of whether such four (4) hour period expires on a day other than the Settlement Date. For purposes of the foregoing, such four (4) hour period shall only run while the Fedwire system is available for funds transfers between participants, and settlement with GMAC IM’s hedge counterparty shall be treated as “completed” if a Fedwire reference number shall have been delivered by the counterparty to GMAC IM.

4.	Additional Representations. Paragraph 6 shall be amended as follows:

The word “and” shall be deleted before “(v)” in the ninth line and the following new language shall be inserted after clause (v) therein as follows:

“; (vi) it is acting for its own account, and has made its own independent decisions (x) to enter into this Agreement and each Transaction and (y) as to whether this Agreement and each Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any advice, counsel, or representation of the other party as investment advice or as a recommendation to enter into this Agreement or any Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to expected results of a Transaction;

(vii) it is capable of assessing the merits of (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks (economic and otherwise) of each Transaction. It is also capable of assuming, and assumes, the risk of each Transaction;

(viii) the other party is not acting as a fiduciary for or an adviser to it in respect of any Transaction; and

(ix) it is entering into this Agreement and each Transaction as a principal and not as an agent of any person or entity.”

5.	Events of Default. The introductory paragraph to Paragraph 7 shall be amended as follows:

(i) The words “subject to Paragraph 5 as amended by Annex I,” immediately before the word “either” in the first line.

(ii) The word “or” shall be deleted before “(iv)” in the fifth line and the following new language shall be inserted after the word “hereunder” in the sixth line:

“; or (v) a Default shall occur under any Underlying Master Agreement”

6.	Interest on Defaulted Amounts. The words “Prime Rate” that appear at the end of Paragraph 7(d) to the Agreement are hereby deleted and replaced by the words “Federal Funds Rate.”

7.	Documents to be Delivered. Each party shall deliver the following documents to the other party when and as applicable:

Party Required to Deliver Documents	Document	Date by which to be Delivered
GMAC IM and GMAC Mortgage	A duly executed United States Internal Revenue Service Form W-9, W-8ECI, W-8BEN, W-8IMY (or any of the respective successor forms thereto), as applicable, that establishes a basis for exemption from or reduction in any withholding or other tax.	(i) Upon execution of the Agreement or (ii) upon reasonable request by the other party

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Party Required to Deliver Documents	Document	Date by which to be Delivered
GMAC Mortgage	Certified copy of resolution of Board of Managers of GMAC Mortgage or of its relevant committee, authorizing GMAC Mortgage to enter into Agreement and each Transaction entered into under Agreement, and incumbency certificate.	Promptly following reasonable demand of other party.

8.	Mark-to-Market Provision.

(a)	In no event shall the failure of either party to request the transfer of any Forward Collateral pursuant to any Annex to the Agreement be deemed to have any impact on the value of any Forward Collateral, whether pursuant to such Annex or in the exercise of remedies pursuant to Paragraph 7 of the Agreement.

(b)	Each payment or transfer made pursuant to Section 2 of Annex III shall be a “margin payment” as defined in Section 741(5) and 761(15) of Title 11 of the United States Code, or any successor provision(s) thereto.

9.	No Default or Event of Default. For the purposes of Paragraph 7 of the Agreement, and unless otherwise provided for in the confirmation for any Transaction, no default or Event of Default shall occur for a failure to pay an amount due or to deliver Securities, in each case in accordance with the terms of the Agreement, unless the obligated party fails to pay such amount or to deliver such Securities within one (1) Business Day of a written notice from the other party requiring that such amount be paid or such Securities be delivered, together with (in the case of Securities) all interest, yield, dividends and other amounts paid to the holder of such securities by the issuer thereof from the date such Securities should have been delivered to the non-defaulting party to the date of delivery thereof. The notice described in the preceding sentence shall be deemed effective (a) if sent by facsimile transmission, on the date that such transmission is received by the defaulting party (it being agreed that the burden of proving receipt will be met by a transmission report generated by the sender’s facsimile machine), (b) if sent by electronic messaging system, on the date the electronic message is received, and (c) if in writing and delivered in person or by courier, on the date it is delivered.

10.	Forward Contracts. Paragraph 16 of the Agreement is amended to add the following new subparagraph:

“(e) The parties recognize and intend that each Transaction is, and shall constitute, a “forward contract” (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “securities contract”, as those terms are defined in Section 212 of FIRREA, and that this Agreement constitutes a “master agreement” as that term is used in such Section”

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11.	Restriction on Liens. GMAC Mortgage hereby agrees that it shall not grant any lien or security interest in its rights under this Agreement other than (i) the lien created pursuant to the Omnibus Pledge and Security Agreement and Irrevocable Proxy, dated as of March 18, 2009 (as the same may be amended, supplemented, restated or otherwise modified, the “Omnibus Security Agreement”), by and among RFC Asset Holdings II, LLC, Passive Asset Transactions, LLC and certain of their Affiliates from time to time party thereto, as grantors, GMAC IM, as secured party, and GMAC LLC, as omnibus agent, as lender agent for the lender parties, as lender under the MSR loan agreement and as secured party and (ii) any lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith either with the third party to whom such taxes are owed or the third party obligated to pay such taxes and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles, and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such lien).

12.	Submission to Jurisdiction. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY (i) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTIN IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELATE COURT FROM THAT COURT, SOLELY FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT TO ENFORCE ITS OBLIGATIONS UNDER THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED UNDER THE AGREEMENT OR RELATING IN ANY WAY TO THE AGREEMENT, AND (ii) WAIVES TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND ANY RIGHT OF JURISDICTION ON ACCOUNT OF ITS PLACE OF RESIDENCE OR DOMICILE.

13.	Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

14.	Damages. UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR PUNITIVE DAMAGES IN ANY WAY RELATED TO THIS AGREEMENT AND EXCEPT AS PROVIDED IN PARAGRAPH 7(c) OF THE AGREEMENT, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES SUFFERED OR INCURRED BY THE OTHER, OR ANY OTHER PARTY, IN EACH CASE ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH DAMAGES COULD HAVE BEEN FORESEEN OR PREVENTED.

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IN WITNESS WHEREOF, the undersigned have caused this Annex to the Agreement to be executed as of the day and year first above written.

GMAC INVESTMENT MANAGEMENT LLC		GMAC MORTGAGE, LLC

By:	/s/ Melissa Melvin	By:	/s/ Michael Rowan
Name:	Melissa Melvin	Name:	Michael Rowan
Title:	Assistant Secretary	Title:	Vice President

S-1	Annex 1 to Master Securities Forward Transaction Agreement

Annex II

Names and Addresses for Communication Between the Parties

GMAC INVESTMENT MANAGEMENT LLC

Address for notices or communications to GMAC Investment Management LLC (for all purposes):

Address:	GMAC Investment Management LLC
767 Fifth Avenue
24th Floor
New York, New York 10153
	Facsimile No.:	(917) 369-2416
	Telephone No.:	(313) 656-6280 (Janice Barry)
(313) 656-3488 (James Tjiachris)
Email: backoffice.operations@gmacfs.com

Address for notices of payments and rate settings to GMAC Investment Management LLC:

Address:	c/o GMAC LLC
200 Renaissance Center
Mail Code: 482-B12-C24
Detroit, MI 48265-2000
Attention: Swaps Administration Group
	Facsimile No.:	(313) 656-6275
	Telephone No.:	(313) 656-5518
Email: backoffice.operations@gmacfs.com

With a copy to:

Address:	GMAC LLC
767 Fifth Avenue
24th Floor
New York, New York 10153
Attention: Swap Group
	Facsimile No.:	(917) 369-2416
Email: backoffice.operations@gmacfs.com

Annex II-1

GMAC MORTGAGE, LLC

Address for all notices to GMAC Mortgage, LLC, including payments and rate settings:

Address:	GMAC Mortgage, LLC
1100 Virginia Drive
Mail Code: 190-FTW-K70
Fort Washington, PA 19034
Attention: Risk Management
	Facsimile No.:	(215) 734-8880
	Telephone No.:	(215) 734-5883
Email: mike.rowan@gmacrescap.com

With a copy to:

Address:	GMAC Mortgage, LLC
One Meridian Crossing
Suite 100
Minneapolis, MN 55423
Attention: Office of the General Counsel
	Facsimile No.:	(866) 502-4613
	Telephone No.:	(952) 857-7816
Email: tammy.hamzehpour@gmacrescap.com

Address:	GMAC Mortgage, LLC
One Meridian Crossing
Suite 100
Minneapolis, MN 55423
Attention: John Peterson
	Facsimile No.:	(952) 921-4230
	Telephone No.:	(952) 857-7359
Email: john.peterson@gmacrescap.com

Annex II-2

Annex III

Mark-to-Market Provisions

This Annex III forms a part of the Master Securities Forward Transaction Agreement dated as of March 18, 2009 (the “Agreement”) between GMAC Investment Management LLC (“GMAC IM”) and GMAC Mortgage, LLC (“GMAC Mortgage”). Capitalized terms used but not defined in this Annex I shall have the meaning ascribed to them in the Agreement.

1. Definitions. For purposes of the Agreement and this Annex III, the following terms shall have the following meanings:

(a) “Forward Exposure”, the amount of loss a party would incur upon canceling a Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;

(b) “Initial Margin Amount”, with respect to GMAC IM, means $0, and with respect to GMAC Mortgage, means $0 unless otherwise stated in the confirmation for a Transaction.

(c) “Minimum Transfer Amount”, $250,000 or such other specified dollar amount for a Transaction or Transactions agreed to by the parties (which amount shall be agreed to by the parties prior to entering into any such Transactions).

(d) “Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Transactions hereunder;

(e) “Net Unsecured Forward Exposure”, a party’s Net Forward Exposure reduced by the amount of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex III; and

(f) “Threshold”, with respect to GMAC IM, means $25,000,000, and with respect to GMAC Mortgage, means $0.

2. Margin Maintenance.

(a) If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward Exposure to the other party (the “Out-of-the-Money Party”) under one or more Transactions that exceeds the Threshold for the Out-of-the-Money Party, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party cash collateral (together with any income thereon and proceeds thereof, “Forward Collateral”) sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral in an amount that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”).

(b) The parties agree, with respect to any or all Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where the amount to be transferred in respect of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds the Minimum Transfer Amount.

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(c) The parties agree, with respect to any or all Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under the Agreement).

(d) The parties may agree, with respect to any or all Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral in an amount equal to a specified dollar amount or other specified threshold no later than a deadline agreed to by the parties in the relevant Confirmation, in Annex I to the Agreement or otherwise on the Trade Date for such Transaction or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the amount of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Transaction).

(e) Unless otherwise agreed by the parties, if any notice is to be given by one party to the other under subparagraph (a) of this Paragraph, such notice shall be delivered by 11:00 a.m. (New York City time) on a Business Day. If such notice is so delivered by 11:00 a.m. (New York City time) on any Business Day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than 11:00 a.m. (New York City time) (in the case of a posting by GMAC Mortgage) or 1:00 p.m. (New York City time) (in the case of a posting by GMAC IM) on the next following Business Day.

(f) Unless otherwise agreed by the parties, GMAC IM may give notice by 3:00 p.m. (New York City time) on any Business Day to GMAC Mortgage that an Initial Margin Amount is required in respect of a Transaction. If such notice is so delivered by 3:00 p.m. (New York City time) on any Business Day, GMAC Mortgage shall transfer such Initial Margin Amount to GMAC IM no later than 11:00 a.m. (New York City time) on the next following Business Day.

(g) Upon the occurrence of the Settlement Date for any Transaction and the performance by the parties of their respective obligations to transfer cash on such date, the Initial Margin Amount, if any, and any Forward Collateral in respect of such Transaction, together with any income thereon and proceeds thereof, shall be transferred by the party holding such Initial Margin Amount or Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Initial Margin Amount or Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(h) A pledgor of Forward Collateral may not substitute Forward Collateral.

(i) Transfers of cash Forward Collateral or Initial Margin Amount shall be made in the same manner as the transfer of cash under Paragraph 5 of the Agreement.

3. Events of Default. In addition to the Events of Default set forth in Paragraph 7 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one Business Day’s notice, to perform any covenant or obligation required to be performed by it under any provision of this Annex III.

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4. No Waivers, Etc. Without limitation of the provisions of Paragraph 14 of the Agreement, the failure to give a notice pursuant to subparagraph (a) through (f) of Paragraph 2 of this Annex III will not constitute a waiver of any right to do so at a later date.

5. Guarantee and Master Netting Agreement. The parties agree and acknowledge that the requirements of this Annex III may be fulfilled by the performance of the Guarantee and Master Netting Agreement attached as Annex V hereto.

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Annex V

Guarantee and Master Netting Agreement

This Annex V forms a part of the Master Securities Forward Transaction Agreement dated as of March 18, 2009 (the “Agreement”) between GMAC Investment Management LLC (“GMAC IM”) and GMAC Mortgage, LLC (“GMAC Mortgage”).

(attached hereto)

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